SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2015

BANK OF THE JAMES FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-35402	20-0500300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

828 Main Street, Lynchburg, VA	24504
(Address of principal executive offices)	(Zip Code)

(434) 846-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 15, 2015, Bank of the James Financial Group, Inc. (the “Company”) announced that Lydia K. Langley has been appointed to the Board of Directors of both the Company and its wholly-owned subsidiary, Bank of the James (the “Bank”) as a Class Two Director. Her appointment is effective immediately and Ms. Langley will serve until the 2016 annual meeting of shareholders, at which time she will stand for election by the Company’s shareholders. Ms. Langley will serve on the audit committee for the Company and the compensation, audit and loan committees for the Bank.

Lydia K. Langley, 50, is a Lynchburg native and owner of Langley Rentals. Langley Rentals owns residential rental properties, including apartments, duplexes, and single family homes in the Lynchburg area. Ms. Langley has owned residential rental properties in the Lynchburg area for over 24 years. She currently leads a team of managers and maintenance technicians who serve Langley Rentals’ residents and communities. Ms. Langley has a B.A. from the University of Virginia and a Masters of Administration from Lynchburg College. She served 9 years on the Planning Commission for the City of Lynchburg and was an original member of the Lynchburg Police Foundation. Ms. Langley is on the board of The Ellington and has served on the Lynchburg Advisory Board of Bank of the James for 5 years.

Ms. Langley will be entitled to the same compensation as the other directors, including attendance fees for board and committee meetings and an annual retainer, all as described in the Company’s proxy statement filed in connection with 2015 annual meeting of shareholders.

There are no arrangements or understandings between Ms. Langley and any other persons pursuant to which Ms. Langley was appointed as a director. In addition, there are no current or proposed transactions involving the Company in which Ms. Langley or any other member of her immediate family has, or will have, a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K governing related party transactions. Ms. Langley, through Langley Rentals, maintains a borrowing relationship with Bank. All loans to Langley Rentals were made in the ordinary course of business, were made on substantially the same terms as those prevailing at the time they were made for comparable loans made to persons not related to the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features.

Item 9.01 - Financial Statements and Exhibits

(a) Financial statements of businesses acquired – not applicable

(b) Pro forma financial information – not applicable

(c) Shell company transactions – not applicable

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Bank of the James Financial Group, Inc. Press Release dated September 15, 2015

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 16, 2015	BANK OF THE JAMES FINANCIAL GROUP, INC.

	By	/s/ J. Todd Scruggs
J. Todd Scruggs
Secretary-Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Bank of the James Financial Group, Inc. Press Release dated September 15, 2015

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